Exhibit 99.1

For additional information contact:

Richard S. DeRose (703) 293-7901

For release: August 8, 2006 at 9:00 a.m.

Information Analysis Inc. Reports Second Quarter Results

FAIRFAX, VIRGINIA – Information Analysis Inc. (OTCBB: IAIC) reported results for the second quarter ended June 30, 2006. Revenues were $2,569,000 compared to $3,006,000 reported in 2005’s second quarter. The Company reported net income of $154,000, or $0.01 per share, compared to net income of $148,000, or $0.01 per share in 2005’s second quarter. IAI had revenue of $4,883,000, compared to $5,193,000 reported for six months ending June 30, 2005. Net income for the first six months of fiscal 2006 was $239,000, or $0.02 per share, versus net income of $220,000, or $0.02 per share, in the comparable 2005 period.

“Our second quarter profit continued to improve over last year’s results,” said Sandor Rosenberg, Chairman and Chief Executive Officer of IAI. “The Company is continuing the active pursuit of the conversion and system modernization business in addition to developing business opportunities in the area of Web applications. We now are working on a number of bid opportunities for new business and additional add-on business to existing contracts, which are expected to be awarded during the later part of the year.

“As our financial strength continues to grow, we expect more opportunities to expand our business through M&A activities.”

About Information Analysis Incorporated

Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology services company. The Company is a web solution provider and software conversion specialist, modernizing legacy systems and extending their reach to the Internet world.

Additional information for investors

This release may contain forward-looking statements regarding the Company’s business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. These include the failure to obtain sufficient contracts, and to profitably complete those contracts. Investors should read and understand the risk factors detailed in the Company’s 10-KSB for the fiscal year ended December 31, 2005 and in other filings with the Securities and Exchange Commission.

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Information Analysis Reports Second Quarter Results

August 8, 2006

Information Analysis Incorporated

Condensed Income Statements

	Three months ended June 30,
	2006	2005
(in thousands, except per share data; unaudited)
Sales:
Professional fees	$2,299	$2,372
Software sales	270	634

Total sales	2,569	3,006
Cost of goods sold and services provided:
Cost of professional fees	1,703	1,837
Cost of software sales	225	564

Total cost of sales	1,928	2,401

Gross margin	641	605
Operating expenses:
Selling, general and administrative	489	452

Operating income	152	153
Other income (expense)	2	(5)

Income before income taxes	154	148
Provision for income taxes	—	—

Net income	$154	$148

Comprehensive Income	$154	$148

Net income per share:
Basic and diluted	$0.01	$0.01

Shares used in calculating earnings per share:
Basic	11,035,507	10,296,527
Diluted	11,504,714	11,292,107

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Information Analysis Reports Second Quarter Results

August 8, 2006

Information Analysis Incorporated

Condensed Income Statements

	Six months ended June 30,
	2006	2005
(in thousands, except per share data; unaudited)
Sales:
Professional fees	$4,495	$4,486
Software sales	388	707

Total sales	4,883	5,193
Cost of goods sold and services provided:
Cost of professional fees	3,454	3,519
Cost of software sales	295	605

Total cost of sales	3,749	4,124

Gross margin	1,134	1,069
Operating expenses:
Selling, general and administrative	898	840

Operating income	236	229
Other income (expense)	3	(9)

Income before income taxes	239	220
Provision for income taxes	—	—

Net income	$239	$220

Comprehensive Income	$239	$220

Net income per share:
Basic and diluted	$0.02	$0.02

Shares used in calculating earnings per share:
Basic	10,890,164	10,290,057
Diluted	11,399,119	11,151,036

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Information Analysis Reports Second Quarter Results

August 8, 2006

Information Analysis Incorporated

Condensed Balance Sheets

	As of June 30, 2006	As of December 31, 2005
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$668	$452
Accounts receivable, net	2,233	1,994
Prepaid expenses	324	183
Note receivable	105	85
Other assets	12	—
Other receivables	4	15

Total current assets	3,346	2,729

Fixed assets, net	58	57
Other assets	2	9

Total assets	$3,406	$2,795

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,137	$1,175
Deferred revenues	440	214
Accrued payroll and related liabilities	328	321
Other accrued liabilities	129	125
Income taxes payable	—	4

Total liabilities	2,034	1,839

Common stock, par value $0.01, 30,000,000 shares authorized; 12,779,987 shares issued, 11,137,371 outstanding at June 30, 2006, and 12,127,626 shares issued, 10,623,015 outstanding at December 31, 2005	128	121
Additional paid in capital	14,458	14,212
Accumulated deficit	(12,272)	(12,511)
Accumulated other comprehensive loss	(12)	(12)
Less treasury stock; 1,642,616 shares at cost at June 30, 2006, and 1,504,611 shares at cost At December 31, 2005	(930)	(854)

Total stockholders’ equity	1,372	956

Total liabilities and stockholders’ equity	$3,406	$2,795